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                                   EXHIBIT 3.4

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                               TAO PARTNERS, INC.
                   CHANGING THE NAME TO INETVISIONZ.COM, INC.
                                      DATED
                                 APRIL 30, 1999


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                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 04/30/1999
                                                   991172509 - 2152245

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                               TOA PARTNERS, INC.
                             A DELAWARE CORPORATION

                  TOA PARTNERS, INC., a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, does hereby certify

FIRST: That A MEETING OF THE Board of Directors of said corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the stockholders of said corporation for consideration thereof. the resolution setting forth the proposed amendments is as follows:

         Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Articles shall be and read as follows:

         "THE NAME OF THIS CORPORATION SHALL BE INETVISIONZ.COM, INC."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware and which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this date of April 26, 1999

                                                  By: /s/ Noreen Kahn, President
                                                      --------------------------

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